Mirant shareholder perspective

I. Executive summary
1. Executive Summary

Mirant is undervalued relative to its peer group
It is also under-levered resulting in an inefficient capital structure
In order to close the value gap, Mirant should:
use excess cash on balance sheet and from the Philippines recapitalization to buy back shares increase leverage to be in line with peer group levels and use proceeds to repurchase stock sell its international assets and become a pure-play US business consider sale of non-core domestic assets resulting in a stronger US-focused company use the proceeds of asset sales in order to repurchase additional shares
If management is unable to close the value gap by year-end 2006, management should explore a sale of the company
Additional shareholder-friendly recommendations are as follows:
elect shareholder representatives to the Board
modify Mirant’s bylaws to require shareholder vote on acquisitions exceeding 10% of Mirant’s market capitalization
reset guidance incorporating the $40-$45m EBITDA improvement (from the Pepco Settlement)

2. Mirant vs. peer group
2.1 Valuation compared to peer group
2 Source Thompson Financials;Reliant 2007 P/E excluded from the group mean
3 On a diluted basis based on Series A and Series B warrants that expire on January 3, 2011 with exercise prices of $21.87 and $20.54 respectively
4 Adjustment including increase in 2007 EBITDA to $1.5bn (mid-point of management projections) and $45m of EBITDA increase for PEPCO settlement, and corresponding increases to EBIT and earnings
Mirant appears to be significantly under-valued relative to its peer group
IPP companies
1
1
1 Estimate based on publicly available information
2

4
4

2. Mirant vs. peer group
2.2 Credit profile compared to peer group
IPP companies
Mirant is under-levered compared to its peer group – even before accounting for its significant cash position
1  Capex adjusted upward by $75m to reflect “normalization” of environmental capex (circa $250 per annum)

1

3. Mirant value creation
3.1  Mirant sources of cash and value creation
Initial $1.3 billion share
buyback
Re-leverage and buyback
shares
Recapitalize Philippines and
buyback shares
Action
Current balance sheet
Incremental borrowing to
correct under-leverage
4.5x EBITDA recapitalization
proceeds net of current debt
Sources of cash
$1,300 million
$500 million
$939 million
Cash generation
Total cash:
$2.7bn
Share repurchase
at $28/share
$0.18
$0.06
$0.09
EPS enhancement
Total EPS
accretion: $0.33
Mirant 2007 P/E
multiple
$2.49
$0.77
$1.21
Mirant value
creation per share
Total value
creation: $4.48
Credit statistics:
Gross Debt/EBITDA
Debt-Capitalization
EBITDA/Interest
EBIT/Interest
Using current cash as well as proceeds from re-leveraging and recapitalizing Mirant Philippines business to repurchase shares can create significant value for shareholders
4
4.8x
53.4%
2.6x
2.0

4.1 Other strategies for consideration
4. Other value-enhancing strategies
Sell international businesses
There is strong strategic and financial rationale for selling Mirant international business (Philippines and Caribbean)
Eliminate emerging market exposure
“Pure play” US generator potentially more attractive to US investors
Lack of synergies with US operations
Increase US financial flexibility
Value enhancing
Numerous local and global buyers
Local investors
Global IPPs
Financial investors
Rationalize domestic generation portfolio
Strategic rationale include:
Optimize US generation portfolio
Reduce merchant exposure
Enhance focus on key geographic markets
Abundant buyers in sellers’ market
Trade buyers
Utility buyers (for native load)
Financial buyers
Selling international, in particular, may expand Mirant’s valuation multiples to peer group levels, with the elimination of emerging market risks

5. Conclusion
5.1 Mirant value creation potential from recommended strategies

International asset sale along with share buy back, re-levering and Philippines recapitalization can create significant value, particularly if Mirant is re-valued at its peer group’s earning multiple once its emerging market exposure is eliminated
Initial $1.3 billion
share buyback
Re-leverage and
buy back shares
Recapitalize
Philippines and
buy back shares
Value
creation at
Mirant 2007
P/E multiple
Total of $0.33 per share * 13.7x = $4.48 per share
Sale of international
assets and buy back
shares
Rationalize
domestic
portfolio
Value
creation at
peer group
2007 P/E
multiple
EPS Impact
Current base earnings plus value creation; valued at Mirant peer group multiple
$1.80 + $0.40 = $2.20 (EPS) * 18.3x  = $40.42                         Value creation of $15.07 per share
$0.08
$0.18
$0.06
$0.09
$0.08*13.7x = $1.04
Core recommendations
Additional Strategies
Total
$0.40
$5.52
1 AES excluded from peer group multiple applied
1

Appendix A: Detailed value creation analysis

1
1 Includes warrants exercisable

Use of excess cash to buy back shares creates value of $2.49 per share, based on assumptions stated above
Value creation ($ per share)
Credit profile 2006 ($ millions)
Assumptions
A.1 Step 1 – Initial $1.3bn share buy back funded by excess cash
Appendix A
Pre-adj.
Adj.
Post adj.
Income items
2006
2006
2006
EBITDA
$1,266
$1,266
EBIT
956
956
Net Income
429
(36)
393
Net Interest
314
59
373
Cash flow items
Net income
429
(36)
393
Add back D&A
310
310
Add tax savings/ deferred tax
300
300
FFO
1,039
(36)
1,003
Capex
460
460
Total Capitalization
Total Debt
4,494
4,494
Market cap
7,805
(1,300)
6,628
Shares outstanding
308
(46)
261
RATIOS & RESULTS
Total Debt to EBITDA
3.5x
3.5x
Debt to Total capitalization (mrkt)
36.5%
40.4%
EBITDA / Net Interest
4.0x
3.4x
EBIT / Net Interest
3.0
2.6
FFO / Net Interest
3.3
2.7
(FFO - Capex) / Debt
12.9%
12.1%

A.2.1 Step 2 – Re-levering (post initial buy back) with incremental $500mm share repurchase
Assumptions
Credit profile 2006 ($ millions)
Value creation ($ per share)
Further re-levering creates additional value of $0.77 per share resulting in total value creation with initial share buyback (Step 1) of $3.27 per share
8
Appendix A
Pre-adj.
Adj.
Post adj.
Income items
2006
2006
2006
EBITDA
$1,266
$1,266
EBIT
956
956
Net Income
393
(22)
371
Net Interest
373
35
408
Cash flow items
Net income
393
(22)
371
Add back D&A
310
310
Add tax savings/ deferred tax
300
300
FFO
1,003
(22)
981
Capex
460
460
Total Capitalization
Total Debt
4,494
500
4,994
Market cap
6,628
(500)
6,175
Shares outstanding
261
(18)
244
RATIOS & RESULTS
Total Debt to EBITDA
3.5x
3.9x
Debt to Total capitalization (mrkt)
40.4%
44.7%
EBITDA / Net Interest
3.4x
3.1x
EBIT / Net Interest
2.6
2.3
FFO / Net Interest
2.7
2.4
(FFO - Capex) / Debt
12.1%
10.4%

A.2.2 Step 3 – Recapitalization of Philippines – mid case (post initial buyback)
Assumptions ($m)
Credit profile 2006 ($ millions)
Value creation
Recapitalization of Philippines based on 4.5x EBITDA creates incremental value of $1.21 per share; total value creation with initial buyback and re-levering (Step 1 and Step 2) of $4.48 per share

Appendix A

Appendix B: Cash and value creation from the
Philippines

Facing page 10
Recapitalization of Philippines
Note Increase on interest expense reflects interest savings on refinanced debt, and is presented on a post-tax basis

B.1 Step 3 – Recapitalization of Philippines – value creation (post initial buyback and re-levering)
Overall value creation
Value creation from Philippines recapitalization
Overall value creation from recapitalization of Philippines including initial buyback and re-
levering ranges from $4.07 per share to $5.34 per share

Appendix B

Appendix C: Additional value creation options

Facing page 11
Sale of Mirant international businesses
A sale of Mirant’s international businesses appears both value-enhancing and strategically attractive
2,200 MW of generation, mostly under long-term contract
Three largest plants (Pagbilao, Saul, and Ilijan) comprise
95% of total capacity
90% of revenue from capacity payments
Government guarantee, inflation adjustment and USD
payment denomination all serve to mitigate risks
Local investors – may require partners: Ayala Corp, Aboitiz
Global IPPs: AES, CDC, ENDESA, Gas Natural, Fortis Inc.

Power Corp, Alcantara Group, First Gen Corp
Global IPPs: OneEnergy (CLP- Mitsubishi), IPR, Marubeni
Financial investors: AIG, Ontario Teachers, Macquarie
80% interest in Jamaican utility with 603 MW serving
550,000 customers – price cap with 5-year rate cycles
55.4% interest in Grand Bahamas utility company with 169
MW and 19,000 customers – rate increase can track CPI
39% interest in Trinidad & Tobago generation with 1,156
MW of generation under sold under PPA through 2009
25.5% interest in Curacao utility with 133 MW; also $40m
convertible preferred in Aqualectra (Curacao)
Financial investors: Conduit Capital, EIF, AIG
Caribbean
Philippines
Business profile
Divestiture rationale
Other considerations
Potential buyers
Eliminate emerging market exposure
“Pure play” US generator potentially more attractive to US investors
Lack of synergies with US operations
Increase US financial flexibility
Value enhancing
Foregone earnings / cash flow contribution
Potential tax leakage

C.1 Indicative international asset valuation
Valuation Range
Philippines
Note Caribbean valuation based on a 2005 EBITDA multiple; Assumed range of 7.5x-8.5x Philippines and Caribbean 2005 EBITDA multiple

Appendix C

Impact of international asset sale
Facing page 12
Note Mid-point Debt/EBITDA multiple is assumed for recapitalization
Philippines
Caribbean
Assumptions
Sale price
2,850
1,150
Existing debt
1,656
375
Equity value
1,194
775
EBITDA
368
150
EBIT
296
105
Net income
89
50
FFO
160
96
1,194

Cash proceeds (after debt repayment and
before considering capital gains tax)

C.2 Step 4 – Asset sales (post initial buyback and mid case Philippines recapitalization)
Assumptions
Credit profile 2006 ($ millions)
Value creation (assuming no capital gains tax)
Selling international can create incremental value of $1.04 per share resulting in a total value creation of $5.52 (with initial buyback and Philippines recapitalization); if the resulting 2007
EPS - with removal of emerging markets exposure - can be valued at domestic peer group levels, total value creation can exceed $15.00 per share
12
Notes
1 Mid case recapitalization assumed for the Philippines
2 Peer PE excludes AES
Appendix C
Pre-adj.
Adj.
Post adj.
Income items
2006
2006
2006
EBITDA
$1,266
($518)
$748
EBIT
956
(401)
555
Net Income
321
(139)
182
Net Interest
488
(166)
323
Cash flow items
Net income
321
182
Add back D&A
310
(117)
193
Add tax savings/ deferred tax
300
300
FFO
931
675
Capex
460
460
Total Capitalization
Total Debt
6,099
(2,031)
4,068
Market cap
5,325
(1,969)
3,542
Shares outstanding
210
(70)
140
RATIOS & RESULTS
Total Debt to EBITDA
4.8x
5.4x
Debt to Total capitalization (mrkt)
53.4%
53.5%
EBITDA / Net Interest
2.6x
2.3x
EBIT / Net Interest
2.0
1.7
FFO / Net Interest
1.9
2.1
(FFO - Capex) / Debt
7.7%
5.3%